 Exhibit (d)(1)(vi)

Schedule A

to

Amended and Restated Investment Advisory Agreement

dated January 1, 2005 (effective April 30, 2021)

PORTFOLIO	Annual Investment Advisory Fee (as a percentage of average daily net assets)
Portfolio Optimization Conservative Portfolio Portfolio Optimization Moderate-Conservative Portfolio Portfolio Optimization Moderate Portfolio Portfolio Optimization Growth Portfolio Portfolio Optimization Aggressive-Growth Portfolio	0.10%
International Value Portfolio Mid-Cap Equity Portfolio	0.65% of first $4 billion 0.63% on excess
Mid-Cap Value Portfolio	0.70% of first $1 billion 0.65% of next $1 billion 0.60% on excess
International Small-Cap Portfolio	0.85% of first $1 billion 0.82% of next $1 billion 0.79% of next $2 billion 0.77% on excess
Dividend Growth Portfolio	0.70% of first $100 million 0.66% on next $900 million 0.63% on next $3 billion 0.61% on excess
Main Street® Core Portfolio	0.45% of first $4 billion 0.43% on excess
Small-Cap Value Portfolio Small-Cap Equity Portfolio	0.75% of first $1 billion 0.72% of next $1 billion 0.69% of next $2 billion 0.67% on excess
Technology Portfolio Health Sciences Portfolio	0.90% of first $1 billion 0.87% of next $1 billion 0.84% of next $2 billion 0.82% on excess
Short Duration Bond Portfolio Diversified Bond Portfolio Managed Bond Portfolio Inflation Managed Portfolio High Yield Bond Portfolio Intermediate Bond Portfolio	0.40% of first $4 billion 0.38% on excess
Growth Portfolio	0.55% of first $4 billion 0.53% on excess
Value Portfolio (formerly named Comstock Portfolio) Focused Growth Portfolio Large-Cap Growth Portfolio	0.75% of first $100 million 0.71% on next $900 million 0.68% on next $3 billion 0.66% on excess
Small-Cap Growth Portfolio	0.60% of first $4 billion 0.58% on excess
International Large-Cap Portfolio	0.85% of first $100 million 0.77% on next $900 million 0.75% on next $3 billion 0.73% on excess
Equity Index Portfolio	0.05% of first $4 billion 0.03% on excess
Small-Cap Index Portfolio	0.30% of first $4 billion 0.28% on excess

Emerging Markets Portfolio	0.80% of first $4 billion 0.78% on excess
Large-Cap Value Portfolio	0.65% of first $100 million 0.61% on next $900 million 0.58% on next $3 billion 0.56% on excess
Mid-Cap Growth Portfolio	0.70% of first $4 billion 0.68% on excess
Real Estate Portfolio	0.90% of first $100 million 0.82% on next $900 million 0.80% on next $3 billion 0.78% on excess
Floating Rate Income Portfolio	0.65% of first $1 billion 0.62% of next $1 billion 0.59% of next $2 billion 0.57% on excess
Emerging Markets Debt Portfolio	0.785% of first $1 billion 0.755% on next $1 billion 0.725% on next $2 billion 0.705% on excess
Value Advantage Portfolio	0.66% of first $4 billion 0.64% on excess
Core Income Portfolio	0.50% on first $4 billion 0.48% on excess
PSF DFA Balanced Allocation Portfolio	0.20%
ESG Diversified Portfolio	0.20%
Hedged Equity Portfolio	0.60%

PORTFOLIO	Annual Investment Advisory Fee (as a percentage of average daily net assets)
Pacific Dynamix – Conservative Growth Portfolio Pacific Dynamix – Moderate Growth Portfolio Pacific Dynamix – Growth Portfolio	0.20%
PD Large-Cap Value Index Portfolio PD Large-Cap Growth Index Portfolio PD Small-Cap Value Index Portfolio PD Small-Cap Growth Index Portfolio PD Mid-Cap Index Portfolio	0.14% of first $300 million 0.12% on excess
PD 1-3 Year Corporate Bond Portfolio	0.20% on first $50 million 0.19% on next $50 million 0.14% on excess
PD Aggregate Bond Index Portfolio	0.16% of first $50 million 0.15% on next $50 million 0.14% on excess
PD High Yield Bond Market Portfolio	0.35% of first $50 million 0.22% on next $50 million 0.14% on excess
PD International Large-Cap Index Portfolio (formerly named PD International Large-Cap Portfolio)	0.25% of first $100 million 0.20% on excess
PD Emerging Markets Index Portfolio (formerly named PD Emerging Markets Portfolio)	0.60% of first $50 million 0.35% on excess

EFFECTIVE: April 30, 2021

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below on the date written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa

Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa

Name: Howard T. Hirakawa
Title: Senior Vice President